UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2011, Indeck Energy Services, Inc. informed Cardinal Ethanol, LLC they would be substituting William Garth for Larry Lagowski as Indeck Energy Services, Inc.'s representative on the Cardinal Ethanol, LLC board of directors. This substitution will be effective as of October 25, 2011. Indeck Energy Services, Inc can appoint a director pursuant to Cardinal Ethanol, LLC's operating agreement.

Mr. Garth, age 44, has been the director of finance for Indeck Energy Services, Inc. since November of 1994. His duties include financial modeling, budgeting, and asset management. Mr. Garth received a Bachelors of Science degree in Industrial Engineering from Purdue University and a Masters in Business Administration from the University of Dallas.

On October 25, 2011, the Company’s Board of Directors voted to increase the base salary of the Company’s Chief Executive Officer and President, Jeff Painter, from $182,000 to $190,000, effective as of October 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: October 26, 2011	/s/ William Dartt
William Dartt, Chief Financial Officer and Treasurer
(Principal Financial Officer)